UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2020

GCI LIBERTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38385	92-0072737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock, par value $0.01 per share	GLIBA	The Nasdaq Stock Market LLC
Series A Cumulative Redeemable preferred stock, par value $0.01 per share	GLIBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 15, 2020, GCI Liberty, Inc. (“GCI Liberty”) stockholders approved each proposal relating to the proposed acquisition of GCI Liberty by Liberty Broadband Corporation (“Liberty Broadband”) in a stock-for-stock merger (the “Combination”) that was considered at its virtual special meeting of stockholders (the “Special Meeting”). Specifically, the following proposals were considered and approved by the stockholders of GCI Liberty: (a) the adoption of the Merger Agreement (the “GCI Liberty Merger Proposal”) and (b) the adjournment of the Special Meeting from time to time to solicit additional proxies in favor of the GCI Liberty Merger Proposal if there were insufficient votes at the time of such adjournment to approve the GCI Liberty Merger Proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate (the “GCI Liberty Adjournment Proposal”). GCI Liberty expects the Combination to close on December 18, 2020.

Approval of the GCI Liberty Merger Proposal required both (i) the affirmative vote of the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock outstanding and entitled to vote on the proposal at the Special Meeting, voting together as a single class, (the “statutory approval standard”) and (ii) the affirmative vote of the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock outstanding and entitled to vote on the proposal at the Special Meeting, voting together as a single class, excluding all outstanding shares beneficially owned, directly or indirectly, by Liberty Broadband and its subsidiaries, Mr. John C. Malone, the Chairman of the Board of Directors of Liberty Broadband and GCI Liberty, and certain affiliated persons of Mr. Malone (collectively, the “Malone Group”), Mr. Gregory B. Maffei, a director and the President and Chief Executive Officer of Liberty Broadband and GCI Liberty, and certain affiliated persons of Mr. Maffei (collectively, the “Maffei Group”), each of the affiliates of the Malone Group or the Maffei Group, the directors of Liberty Broadband and GCI Liberty, the Liberty Broadband Section 16 officers, the GCI Liberty Section 16 officers or immediate family members of any of the foregoing (collectively, the “Excluded Parties”) (the “MoM vote approval standard”).

Approval of the GCI Liberty Adjournment Proposal required the affirmative vote of the holders of a majority of the aggregate voting power of the shares of GCI Liberty capital stock that were present in person via the Internet or represented by proxy at the Special Meeting and entitled to vote on the proposal at the Special Meeting, voting together as a single class.

As of 5:00 p.m., New York City time, on October 20, 2020, the record date for the Special Meeting, there were 101,350,970 shares of GCI Liberty Series A common stock, par value $0.01 per share (the “GCI Liberty Series A common stock”), 4,488,568 shares of GCI Liberty Series B common stock, par value $0.01 per share (the “GCI Liberty Series B common stock”), and 7,199,631 shares of GCI Liberty Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “GCI Liberty preferred stock”), in each case, outstanding and entitled to vote at the Special Meeting. Excluding shares beneficially owned, directly or indirectly, by the Excluded Parties, the aggregate shares outstanding and entitled to vote at the Special Meeting on the GCI Liberty Merger Proposal represented 102,412,678 votes.

The number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each proposal, are set forth below.

1. GCI Liberty Merger Proposal

The votes under the statutory approval standard (that is, including shares held by the Excluded Parties) were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
127,724,136	530,162	182,469	–

The votes under the MoM vote approval standard (that is, excluding shares held by the Excluded Parties) were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
81,524,158	530,162	182,469	–

Accordingly, the GCI Liberty Merger Proposal was approved under both the statutory approval standard and the MoM vote approval standard.

2. GCI Liberty Adjournment Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
116,233,081	11,970,694	232,992	–

Accordingly, the GCI Liberty Adjournment Proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2020

GCI LIBERTY, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President